Exhibit 1.02
PRICING AGREEMENT
June 8, 2011
Citigroup Inc.
399 Park Avenue
New York, New York 10043
Attention:     Assistant Treasurer
Ladies and Gentlemen:
     We understand that Citigroup Inc., a Delaware corporation (the “Company”), proposes to remarket US$1,875,000,000 aggregate principal amount of its debt securities (the “Securities”). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, Citigroup Global Markets Inc. (the “Representative”), Deutsche Bank Securities Inc., Goldman, Sachs & Co., Nomura Securities International, Inc., UBS Securities LLC, Wells Fargo Securities, LLC, Banca IMI S.p.A., Drexel Hamilton, LLC, Lebenthal & Co., LLC, Lloyds Securities Inc., Loop Capital Markets LLC, Muriel Siebert & Co., Inc., Raiffeisen Bank International AG, RBC Capital Markets, LLC, Samuel A. Ramirez & Company, Inc., SG Americas Securities, LLC, TD Securities (USA) LLC, and The Williams Capital Group, L.P. as remarketing agents (the “Remarketing Agents”), offer to remarket, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached as Annex A hereto at 101.7134% of the principal amount thereof, plus accrued interest, if any, from the date of issuance. The Remarketing Settlement Date shall be June 15, 2011, at 9:30 a.m. (Eastern Time). The closing shall take place at the offices of Cleary Gottlieb Steen & Hamilton LLP located at One Liberty Plaza, New York, New York 10006.
     The Securities shall have the following terms:

Title:	3.953% Notes Due 2016

Maturity:	June 15, 2016

Interest Rate:	3.953% per annum

Interest Payment Dates:	Semi-annually on the 15th day of each June and December and at maturity, commencing December 15, 2011

Initial Price to Public:	102.0384% of the principal amount thereof, plus accrued interest, if any, from June 15, 2011

Redemption Provisions:	The Securities are not redeemable by the Company prior to Maturity, except upon the occurrence of a Tax Event, as set forth in the

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Prospectus Supplement dated June 8, 2011

Record Date:	The Business Day next preceding each Interest Payment Date

Additional Terms:
     All the provisions contained in the document entitled “Citigroup Inc.— 6.935% Junior Subordinated Deferrable Interest Debentures due September 15, 2042 — Remarketing Agreement” and dated as of April 27, 2011 (the “Remarketing Agreement”), a copy of which you have previously received, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Pricing Agreement to the same extent as if the Remarketing Agreement had been set forth in full herein, except for
•	Section 2(a), which is hereby deleted in its entirety and replaced with the following: “The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a shelf registration statement (File No. 333- 172562), including a related Base Prospectus, for registration under the Act of the offering and sale of the Remarketed Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, have become effective. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Remarketed Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Remarketed Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.”; and
•	the following definitions in Section 21 which, in the case of the definition of “Base Prospectus,” is hereby inserted between the definition of “Act” and the definition of “Business Day” and each of which, in all other cases, is hereby deleted in its entirety and replaced with the following:

“Base Prospectus” shall mean the base prospectus referred to in paragraph 2(a) above dated May 12, 2011 and filed with the Commission pursuant to Rule 424(b) prior to the Execution Time.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Execution Time, (ii) the Preliminary Prospectus, if any, used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectus, if any, attached as an exhibit to the Pricing Agreement, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Final Prospectus” shall mean the prospectus supplement relating to the Remarketed Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

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“Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Remarketed Securities which is used prior to filing the Final Prospectus, together with the Base Prospectus.
     Terms defined in the Remarketing Agreement are used herein as therein defined. The term “Execution Time” means 4:00 p.m. on June 8, 2011, and the “Remarketing Agents Fee” equals $3.25 per $1,000 principal amount of the Security, $6,093,750.00 total fee.
     We, as Representative of the Remarketing Agents named in Annex A hereto, hereby request that the Company apply for the listing of the Securities on the regulated market of the Luxembourg Stock Exchange, as contemplated by Section 4(h) of the Remarketing Agreement.
     Michael J. Tarpley, Esq., Associate General Counsel-Capital Markets of the Company, is counsel to the Company. Sullivan & Cromwell LLP has acted as special tax counsel to the Company in connection with matters related to the remarketing of the Securities. Cleary Gottlieb Steen & Hamilton LLP is counsel to the Remarketing Agents.
     Please accept this offer no later than 9:00 p.m. (Eastern Time) on June 8, 2011 by signing a copy of this Pricing Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

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     “We hereby accept your offer, set forth in the Pricing Agreement, dated June 8, 2011, to remarket the Securities on the terms set forth therein.”

Very truly yours, CITIGROUP GLOBAL MARKETS INC., as Representative of the Remarketing Agents named in Annex A hereto
By:	/s/ Jack D. McSpadden
	Name:	Jack D. McSpadden, Jr.
	Title:	Managing Director

ACCEPTED:

CITIGROUP INC.

By:	/s/ Charles E. Wainhouse Name: Charles E. Wainhouse
Title: Assistant Treasurer

THE BANK OF NEW YORK MELLON, not in its individual capacity but solely as Stock Purchase Contract Agent

By:	/s/ Timothy W. Casey

Name Timothy W. Casey
Title: Vice President

ANNEX A

Name of Remarketing Agent	Principal Amount of Securities
Citigroup Global Markets Inc.	$1,495,312,500
Deutsche Bank Securities Inc.	$42,187,500
Goldman, Sachs & Co.	$42,187,500
Nomura Securities International, Inc.	$42,187,500
UBS Securities LLC	$42,187,500
Wells Fargo Securities, LLC	$42,187,500
Banca IMI S.p.A.	$14,062,500
Drexel Hamilton, LLC	$14,062,500
Lebenthal & Co., LLC	$14,062,500
Lloyds Securities Inc.	$14,062,500
Loop Capital Markets LLC	$14,062,500
Muriel Siebert & Co., Inc.	$14,062,500
Raiffeisen Bank International AG	$14,062,500
RBC Capital Markets, LLC	$14,062,500
Samuel A. Ramirez & Company, Inc.	$14,062,500
SG Americas Securities, LLC	$14,062,500
TD Securities (USA) LLC	$14,062,500
The Williams Capital Group, L.P.	$14,062,500

Total	$1,875,000,000

ANNEX B
FINAL TERM SHEET

US$1,875,000,000	Filed pursuant to rule 433
3.953% Notes due 2016	File No. 333-172562

Terms and Conditions:

Issuer:	Citigroup Inc.

Ratings:	A3 (negative watch)/A (negative outlook)/A+ (negative outlook) (Moody’s / S&P / Fitch)

Ranking:	Senior

Trade Date:	June 8, 2011

Settlement Date:	June 15, 2010 (T+5 days)

Maturity:	June 15, 2016

Par Amount:	U.S. $1,875,000,000

Semi-Annual Coupon:	3.953% per annum

Re-offer Spread to Benchmark:	T5 +200 basis points

Re-offer Yield:	3.505% per annum

Public Offering Price:	102.0384%

Net Proceeds to Citigroup:	$1,907,126,250 (before expenses).

Interest Payment Dates:	The 15th day of each June and December and at maturity, commencing December 15, 2011. Following business day convention; provided that if such business day is in the next succeeding calendar year, then such interest payment will be made on the immediately preceding business day.

Day Count:	30/360.

Defeasance:	Applicable. Provisions of Article IV of the Indenture apply.

Redemption upon a Tax Event:	Citigroup may redeem the notes, in whole but not in part, at any time after the occurrence of a Tax Event at a price equal to 100% of the principal amount plus accrued and unpaid interest to the redemption date.

Sinking Fund:	Not applicable.

Listing:	Application will be made to list the notes on the regulated market of the Luxembourg Stock Exchange.

Minimum Denomination / Multiples:	$1,000/ multiples of $1,000 in excess thereof

Book Manager:	Citigroup Global Markets Inc.

US$1,875,000,000	Filed pursuant to rule 433
3.953% Notes due 2016	File No. 333-172562

Senior Co-Managers:	Deutsche Bank Securities Inc.
Goldman, Sachs & Co.
Nomura Securities International, Inc.
UBS Securities LLC
Wells Fargo Securities, LLC

Junior Co-Managers:	Banca IMI S.p.A.
Drexel Hamilton, LLC
Lebenthal & Co, LLC
Lloyds Securities Inc.
Loop Capital Markets LLC
Muriel Siebert & Co., Inc.
Raiffeisen Bank International AG
RBC Capital Markets Corporation
Samuel A. Ramirez & Company, Inc.
SG Americas Securities, LLC
TD Securities (USA) LLC.
The Williams Capital Group, L.P.

CUSIP:	172967 FS 5

ISIN:	US172967FS50
Citigroup Inc. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and the other documents Citigroup has filed with the SEC for more complete information about Citigroup and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. The file number for Citigroup’s registration statement is No. 333-172562. Alternatively, you can request the prospectus by calling toll-free in the United States 1-877-858-5407.